UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2014

MPLX LP

(Exact name of registrant as specified in its charter)

Delaware	001-35714	45-5010536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 E. Hardin Street Findlay, Ohio	45840
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(419) 672-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2014, MPLX LP (“MPLX”) entered into a Partnership Interests Purchase and Contribution Agreement (the “Agreement”) with MPLX Operations LLC (“MPLX Operations”), MPLX Logistics Holdings LLC (“MPLX Logistics”) and MPL Investment LLC (“MPL Investment”). MPLX Operations is a direct wholly-owned subsidiary of MPLX and each of MPLX Logistics and MPL Investment is an indirect wholly-owned subsidiary of Marathon Petroleum Corporation (“MPC”).

In accordance with the terms of the Agreement, effective as of December 1, 2014, MPLX Operations purchased from MPL Investment 22.875% of the outstanding partnership interests of MPLX Pipe Line Holdings LP (“Pipe Line Holdings”) for a purchase price of $600.0 million and MPLX accepted a contribution of 7.625% of outstanding partnership interests of Pipe Line Holdings from MPLX Logistics in exchange for the issuance of equity valued at $200.0 million (together the purchase and contribution of interests in Pipe Line Holdings, the “Acquisition”). Immediately following the closing of the Acquisition, MPLX contributed the 7.625% interest it acquired in the Acquisition to MPLX Operations (the “Subsequent Contribution”).

After giving effect to the Acquisition and the Subsequent Contribution, MPLX Operations holds a 99.5% general partnership interest and MPL Investment holds a 0.5% limited partnership interest in Pipe Line Holdings.

MPLX financed the purchase price through a $600.0 million borrowing under its $1.0 billion revolving credit facility, dated November 20, 2014.

The equity consideration consists of 2,924,104 MPLX common units to be issued to MPLX Logistics and was calculated by dividing $200.0 million by the average closing price for MPLX common units for the ten trading days preceding December 1, 2014.

The terms of the Agreement and the Acquisition were approved by the Conflicts Committee of the Board of Directors of MPLX GP LLC, MPLX’s general partner (“MPLX GP”). The Conflicts Committee, which is composed entirely of independent directors, retained independent legal and financial counsel to assist it in evaluating and negotiating the Agreement and the Acquisition.

MPLX GP manages MPLX’s operations and activities through MPLX GP’s officers and directors. Both MPL Investment and MPLX GP are indirect wholly-owned subsidiaries of MPC. As a result, certain individuals serve as officers and directors of both MPLX GP and MPC. Prior to the issuance of common units in the Acquisition, MPC held, indirectly through its subsidiaries, 17,056,515 common units and 36,951,515 subordinated units of MPLX, representing a 71.6% limited partnership interest in MPLX.

The foregoing description of the Agreement and the Acquisition is subject to and qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 in its entirety by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective on December 1, 2014, MPLX and MPLX Operations completed the Acquisition. The information set forth in Item 1.01 is incorporated into this Item 2.01 in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 regarding the borrowing on the revolving credit facility is incorporated into this Item 2.03 by reference, insofar as such information relates to the creation of a direct financial obligation.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 regarding the sale and issuance of MPLX common units to MPLX Logistics is incorporated into this Item 3.02 by reference, insofar as such information relates to the sale of unregistered equity securities. The sale and issuance of MPLX common units to MPLX Logistics in the Acquisition is exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Partnership Interests Purchase and Contribution Agreement, dated December 1, 2014, by and among MPLX Operations LLC, MPLX Logistics Holdings LLC, MPLX LP and MPL Investment LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPLX LP

	By:	MPLX GP LLC, its General Partner

Date: December 2, 2014	By:	/s/ J. Michael Wilder
	Name:	J. Michael Wilder
	Title:	Vice President, General Counsel and Secretary

Exhibit Number	Description

2.1	Partnership Interests Purchase and Contribution Agreement, dated December 1, 2014, by and among MPLX Operations LLC, MPLX Logistics Holdings LLC, MPLX LP and MPL Investment LLC.